Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-266802) on Form S-3 and (No. 333-257988) on Form S-8 of our report dated March 27, 2024, with respect to the consolidated financial statements of Erasca, Inc.

/s/ KPMG LLP

San Diego, California

March 27, 2024